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                                                                  April 27, 2001


Exelon Corporation
10 South Dearborn Street
37th Floor
P. O. Box 805379
Chicago, Illinois 60680-5379

     RE:  Exelon Corporation -
          REGISTRATION STATEMENT, AS AMENDED, ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel to Exelon Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed today with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $1,500,000,000 principal amount of debt securities of the Company (the "Debt Securities").

     We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Debt Securities. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigations as we have deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

     The opinions expressed below are based on the following assumptions:

     (a)  The Registration Statement will become effective.

     (b) Each series of Debt Securities will be executed, authenticated and delivered as provided in the Indenture between the Company and the trustee named therein (the "Indenture") and in accordance with appropriate resolutions of the Board of Directors or any committee thereof

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Excelon Corporation
April 27, 2001
Page 2

          or other body or individual to whom the Board of Directors properly delegates such authority.

     (c) The Indenture will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended, will be duly completed, executed and delivered pursuant to proper authority granted by the Board of Directors of the Company, and will be duly recorded.

     Based on the foregoing, we are of the opinion that when properly authenticated and delivered as provided in the Indenture, the Debt Securities will be legally issued, valid and binding obligations of the Company.

     We hereby consent to the filing of this opinion as Exhibit 5.1 of the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof.


                                     Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP